UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 9, 2004



                                RIM HOLDINGS INC.
             (Exact name of registrant as specified in its charter)


            Nevada                      0-31047                   86-0995730
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


7579 E. Main, Suite 600, Scottsdale, AZ                              85251
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code (480) 970-3336

ITEM 5.  OTHER EVENTS.

On March 9, 2004, Rim Holdings Inc., a provider of computer network design, installation and support services ("Rim"), executed a non-binding Letter of Intent to acquire a foreign company named Starway Management LTD. ("SML") upon the issuance of approximately 27,500,000 restricted common stock shares after RIM has been recapitalized by means of a 20-for-1 reverse stock split. Rimmer Computer, Rim's current subsidiary, will be spun off to Rim's current management in exchange for 1,000,000 pre-split shares. The Letter of Intent requires SML to have gross revenues in excess of $20,000,000 and net income after taxes in excess of $6,000,000. The consummation of the transaction contemplated by the Letter of Intent is subject to a due diligence investigation by both parties and other terms and conditions, and there is no assurance this transaction will ever be consummated.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto authorized.

                                       RIM HOLDINGS INC.


Date: March 23, 2004                   By: /s/ Christina M. Strauch
                                           -------------------------------------
                                           Christina M. Strauch, Chairman
                                           (Chief Executive Officer)


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